Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces 2007 Financial Results

RALEIGH, N.C. – January 22, 2008 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported net income for the year ended December 31, 2007 of $7.9 million compared to $12.3 million for the year ended December 31, 2006. Earnings per share on a fully diluted basis were $0.68 for 2007 compared to $1.06 for 2006. The decline in earnings is primarily attributed to a $2.1 million decrease in net interest income, a $3.0 million increase in the provision for loan losses, which reflects a $2.8 million write down in the fourth quarter, and $1.4 million in restructuring costs during the fourth quarter of 2007. The restructuring costs included $0.8 million for occupancy expense, $0.3 million for equipment expense and $0.3 million of salary and benefit expense.

Multiple factors contributed to the decline in profitability in 2007. The net interest margin declined to 3.53% in 2007 from 3.94% in 2006, causing a decrease in net interest income. As the prime rate fell 100 basis points during the year, market rates for short term retail deposits remained elevated due to liquidity concerns in the wholesale credit markets. While Capital Bank does not normally utilize funding in the wholesale credit markets, many larger national banks that are dependant on wholesale funding moved aggressively into the retail deposit market, keeping retail deposit rates from declining in line with loan rates.

Commenting on the year, B. Grant Yarber, President and CEO stated, “Margin compression and the dramatic changes in the housing market had a significant impact on the operating environment for all banks, including Capital Bank. Responding to the market conditions, we undertook a number of projects during the year to improve competitiveness and profitability. These initiatives included various expense control measures, a restructuring of our investment portfolio, and many process improvements. Although those efforts could not offset the significant decline in net interest income due to the increase in interest expenses, we believe they will place our company in a much improved operating position in 2008 and beyond. We also continued our efforts in recruiting and retaining the best talent in our markets. Total loans for 2007 increased approximately 8.6% over total loans in 2006, with extraordinary growth coming in the Triangle and Western North Carolina regions of the franchise.”

As market conditions throughout 2007 declined, Capital Bank continued to monitor its loan portfolio. As a result of a review of all nonperforming assets conducted during the fourth quarter of 2007, Capital Bank decided to write-down approximately $2.8 million worth of non-performing assets, all of which were disclosed in prior quarters. Mark Redmond, Chief Credit Officer for Capital Bank, stated, “We decided to write these assets down after taking into account broad macro-economic conditions that began having a material impact on the resolution of these problem credits. Beyond these previously identified loans, no significant new problem loans were identified within the portfolio.” As a result of the $2.8 million write down plus other normal loan activity, the provision increased $3.0 million compared to 2006. Nonperforming assets at December 31, 2007 were 0.50% of total assets compared to 0.71% at September 30, 2007, and 0.42% at December 31, 2006. Past due loans as percent of total loans at the end of 2007 were 0.98% of total loans compared to 1.23% at September 30, 2007 and 1.11% at December 31, 2006.

Noninterest income declined approximately $427 thousand compared to 2006 with two significant items accounting for the change. During 2006, the Bank realized a gain on the early extinguishment of debt in the amount of approximately $276 thousand. In addition, during 2006 the Bank realized a gain on the sale of investments of approximately $188 thousand, and during 2007, the Bank realized a loss on the sale of investments of approximately $49 thousand, leading to a decrease in gain on sale of securities income in 2007 of approximately $237 thousand compared to 2006.

The $2.1 million increase in noninterest expense was impacted by a number of efforts to improve future efficiency. Occupancy expense increased $1.2 million, of which approximately $0.8 million was the result of increased lease expense and depreciation of leasehold improvements due to changes in the remaining economic life of certain leased facilities. The economic life changes reflect management’s plans to close or restructure the facilities. Furniture and equipment expense increased $0.5 million, of which approximately $0.3 million was an increase in equipment expense due to a review of existing computer equipment, for which management changed its projections of its estimated useful life. Salaries and employee benefits expenses increased $1.3 million, of which approximately $0.3 was related to the retirement and replacement of the company’s Chief Financial Officer during the fourth quarter.

Total assets increased 6.7% from $1.42 billion at December 31, 2006 to $1.52 billion at December 31, 2007. Commercial loans, including commercial loans and loans for commercial real estate, were the predominate driver of growth for the year increasing $101.4 million, or 12.2%, between December 31, 2006 and December 31, 2007. This growth was partially offset by a net decline of $14.0 million in the other loan products. On a twelve month average balance basis, the average commercial loan portfolio increased $89.2 million, or 11.3%, while the average balance of all other loans decreased $14.5 million, or 8.1%.

The allowance for loan losses as a percent of total loans was 1.24% as of December 31, 2007 compared to 1.32% as of December 31, 2006 and 1.25% as of September 2007. The allowance for loan losses as a percent of nonperforming loans was 227% as of the end of the year compared to 131% at the end of September 2007 and 272% as of December 31, 2006.

“Capital Bank continues to analyze and evaluate its loan portfolio on a quarterly basis. With the volatility in the housing markets, particular attention was paid to our borrowers that engage in the construction and acquisition and development business during the third and fourth quarters in 2007. At the end of 2007, 11.4%, or $124 million, of the loan portfolio was in residential construction, while 13.3%, or $144.9 million, is in acquisition and development loans. Upon review of our loan files and extensive and ongoing conversations with our borrowers, we remain confident in the continued success of the portfolio. We continue to believe that the markets we serve in North Carolina are among the best and strongest economies in the nation,” stated B. Grant Yarber, President and CEO.

Deposits increased 4.1% from $1.06 billion at December 31, 2006 to $1.10 billion at December 31, 2007. On a twelve month average basis, average deposits increased 6.5% from $1.0 billion to $1.1 million. Core deposits excluding certificate of deposits increased $8.9 million on a comparative basis from December 31, 2006 to December 31, 2007; however on a twelve month average basis, the same accounts increased $67.3 million, or 15.4%, over the prior year’s average.

Capital Bank remains well capitalized by all measures, with total equity of $164.3 million as of December 31, 2007 compared to $161.7 million at the end of 2006. Equity as a percent of total assets was 10.8% as of December 31, 2007 compared to 11.4% as of December 31, 2006. On a tangible basis, which excludes goodwill and intangible assets from equity, equity was $101.0 million at December 31, 2007 compared to $97.1 million one year ago. On a percentage basis, tangible equity to tangible assets was 6.9% as of the end of 2007 compared to 7.2% the prior year end. During 2007, Capital Bank bought back 303,082 shares and rewarded its shareholders with $3.6 million in dividends. As of December 31, 2007, the book value of Capital Bank shares was $14.71 compared to $14.19 as of December 31, 2006. On a tangible basis, the book value per share was $9.04 at the end of 2007 compared to $8.53 in 2006.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.5 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
(In thousands except per share data)	(Unaudited)			(Audited)

Interest income	$23,840	$23,505	$94,537	$86,952
Interest expense	12,871	11,898	50,406	40,754
Net interest income	10,969	11,607	44,131	46,198
Provision for loan losses	3,099	154	3,606	587
Net interest income after provision for loan losses	7,870	11,453	40,525	45,611
Noninterest income	2,176	2,448	8,906	9,333
Noninterest expense	10,126	9,098	38,449	36,335
(Loss) income before taxes	(80)	4,803	10,982	18,609
Income tax (benefit) expense	(125)	1,546	3,124	6,271
Net income	$45	$3,257	$7,858	$12,338

Income per share – basic	$–	$0.28	$0.69	$1.06
Income per share – fully diluted	$–	$0.28	$0.68	$1.06
Weighted average shares outstanding:
Basic	11,252	11,536	11,424	11,599
Fully diluted	11,316	11,619	11,493	11,684

End of Period Balances
	2007				2006
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands except per share data)	(Unaudited)				(Audited)

Total assets	$1,517,603	$1,490,244	$1,440,240	$1,481,141	$1,422,384
Investment securities	259,116	249,083	241,666	248,726	239,047
Loans (gross)*	1,095,107	1,070,656	1,022,147	1,025,464	1,008,052
Allowance for loan losses	13,571	13,366	13,339	13,531	13,347
Total earning assets	1,362,048	1,335,434	1,285,715	1,329,792	1,267,927
Deposits	1,098,698	1,090,589	1,072,979	1,120,251	1,055,209
Shareholders’ equity	164,300	164,089	162,402	163,855	161,681

Book value per share	$14.71	$14.58	$14.17	$14.32	$14.19
Tangible book value per share	$9.04	$8.93	$8.59	$8.71	$8.53

*Includes loans held for sale

Average Balances
	2007				2006
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)	(Unaudited)				(Audited)

Total assets	$1,492,563	$1,445,915	$1,436,584	$1,437,234	$1,410,668
Investments	242,272	252,090	248,850	243,732	219,765
Loans (gross)*	1,090,801	1,042,635	1,021,517	1,012,483	1,008,053
Total earning assets	1,347,727	1,302,859	1,292,651	1,292,811	1,258,780
Deposits	1,066,438	1,064,174	1,078,430	1,084,418	1,050,139
Shareholders’ equity	166,222	163,850	164,877	163,291	162,525

*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
	2007				2006
	December 31	September 30	June 30	March 31	December 31
(In thousands except per share data)	(Unaudited)				(Audited)

Interest income	$23,840	$23,855	$23,668	$23,175	$23,505
Interest expense	12,871	12,670	12,414	12,452	11,898
Net interest income	10,969	11,185	11,254	10,723	11,607
Provision (credit) for loan losses	3,099	261	(91)	337	154
Net interest income after provision for loan losses	7,870	10,924	11,345	10,386	11,453
Noninterest income	2,176	2,233	2,307	2,190	2,448
Noninterest expense	10,126	9,299	9,788	9,236	9,098
(Loss) income before taxes	(80)	3,858	3,864	3,340	4,803
Income tax (benefit) expense	(125)	1,105	1,188	956	1,546
Net income	$45	$2,753	$2,676	$2,384	$3,257

Income per share – basic	$–	$0.24	$0.23	$0.21	$0.28
Income per share – fully diluted	$–	$0.24	$0.23	$0.21	$0.28
Weighted average shares outstanding:
Basic	11,252	11,451	11,503	11,493	11,536
Fully diluted	11,316	11,510	11,574	11,573	11,619

Quarterly Net Interest Margin*
	2007				2006
	December 31	September 30	June 30	March 31	December 31
	(Unaudited)				(Audited)

Yield on earning assets	7.17%	7.42%	7.51%	7.43%	7.53%
Cost of interest bearing liabilities	4.33%	4.32%	4.34%	4.36%	4.18%
Net interest spread	2.84%	3.10%	3.17%	3.07%	3.35%
Net interest margin	3.38%	3.57%	3.65%	3.52%	3.78%

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
	2007				2006
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)	(Unaudited)				(Audited)

Commercial and commercial real estate	$4,488	$7,304	$6,089	$5,725	$2,783
Consumer	361	23	67	241	50
Equity lines	397	491	471	433	410
Construction	230	–	–	–	616
Mortgage	507	2,414	975	957	1,043
Total nonperforming loans	5,982	10,232	7,602	7,356	4,902
Other real estate owned	1,571	309	866	1,961	1,111	[1]
Total nonperforming assets	$7,553	$10,541	$8,468	$9,317	$6,013

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

[1]Other real estate owned excludes $739 as of December 31, 2006 related to branch locations held for sale.

CAPITAL BANK CORPORATION
Key Ratios
	2007				2006
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)	(Unaudited)				(Audited)

Past due loans	$10,769	$13,157	$13,008	$16,241	$11,237
Past due loans as a percent of total loans	0.98%	1.23%	1.27%	1.58%	1.11%

Net charge-offs	$2,894	$234	$101	$153	$4,584
Net charge-offs as a percent of average loans (annualized)	1.06%	0.09%	0.04%	0.06%	1.82%
Allowance for loan losses as a percent of total loans	1.24%	1.25%	1.30%	1.32%	1.32%
Nonperforming assets as a percent of total assets	0.50%	0.71%	0.59%	0.63%	0.42%
Allowance for loan losses as a percent of nonperforming loans	227%	131%	175%	184%	272%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2007 and December 31, 2006
	December 31, 2007	December 31, 2006	2007–2006 Change	2007–2006 % Change
(Dollars in thousands)	(Unaudited)	(Audited)

ASSETS
Cash and due from banks:
Interest earning	$7,815	$12,348	$(4,533)	(36.7)%
Noninterest earning	32,347	33,504	(1,157)	(3.5)%
Federal funds sold and short term investments	10	8,480	(8,470)	(99.9)%
Investment securities – available for sale, at fair value	249,094	228,214	20,880	9.1%
Investment securities – held to maturity, at amortized cost	10,022	10,833	(811)	(7.5)%
Loans – net of unearned income and deferred fees	1,095,107	1,008,052	87,055	8.6%
Allowance for loan losses	(13,571)	(13,347)	(224)	1.7%
Net loans	1,081,536	994,705	86,831	8.7%
Premises and equipment, net	23,863	23,125	738	3.2%
Bank owned life insurance	21,589	20,662	927	4.5%
Deposit premium and goodwill, net	63,345	64,543	(1,198)	(1.9)%
Deferred tax assets	5,829	6,150	(321)	(5.2)%
Other assets	22,153	19,820	2,333	11.8%
Total assets	$1,517,603	$1,422,384	$95,219	6.7%

LIABILITIES
Deposits:
Demand, noninterest bearing	$114,780	$120,945	$(6,165)	(5.1)%
Savings and interest-bearing demand deposits	381,258	366,243	15,015	4.1%
Time deposits	602,660	568,021	34,639	6.1%
Total deposits	1,098,698	1,055,209	43,489	4.1%
Repurchase agreements and federal funds purchased	39,900	34,238	5,662	16.5%
Borrowings	163,347	125,924	37,423	29.7%
Overnight Fed funds purchased	5,395	–	5,395	–
Subordinated debentures	30,930	30,930	–	0.0%
Other liabilities	15,033	14,402	631	4.4%
Total liabilities	1,353,303	1,260,703	92,600	7.3%

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,169,777and 11,393,990issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	136,132	139,484	(3,352)	(2.4)%
Retained earnings	28,007	23,754	4,253	17.9%
Accumulated other comprehensive loss	161	(1,557)	1,718	(110.3)%
Total shareholders’ equity	164,300	161,681	2,619	1.6%
Total liabilities and shareholders’ equity	$1,517,603	$1,422,384	$95,219	6.7%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Twelve Months Ended December 31, 2007 and 2006
	2007	2006	2007–2006 Change	2007–2006 % Change
(Dollars in thousands, except share and per share data)	(Unaudited)	(Audited)

Interest income:
Loans and loan fees	$82,066	$76,180	$5,886	7.7%
Investment securities	11,418	9,049	2,369	26.2%
Federal funds and other interest income	1,053	1,723	(670)	(38.9)%
Total interest income	94,537	86,952	7,585	8.7%
Interest expense:
Deposits	39,700	31,424	8,276	26.3%
Borrowings and repurchase agreements	10,706	9,330	1,376	14.7%
Total interest expense	50,406	40,754	9,652	23.7%
Net interest income	44,131	46,198	(2,067)	(4.5)%
Provision for loan losses	3,606	587	3,019	514.3%
Net interest income after provision for loan losses	40,525	45,611	(5,086)	(11.2)%
Noninterest income:
Service charges and other fees	4,058	3,865	193	5.0%
Mortgage fees and revenues	2,029	2,102	(73)	(3.5)%
Net (loss) gain on sale of securities	(49)	188	(237)	(126.1)%
Bank owned life insurance	740	833	(93)	(11.2)%
Gain on early extinguishment of debt	–	276	(276)	(100.0)%
Other	2,128	2,069	59	2.9%
Total noninterest income	8,906	9,333	(427)	(4.6)%
Noninterest expense:
Salaries and employee benefits	19,877	18,532	1,345	7.3%
Occupancy	4,870	3,693	1,177	31.9%
Furniture and equipment	2,859	2,342	517	22.1%
Director fees	424	1,264	(840)	(66.5)%
Data processing	1,353	1,070	283	26.4%
Advertising	1,137	1,041	96	9.2%
Amortization of deposit premiums	1,198	1,370	(172)	(12.6)%
Professional fees	1,426	1,164	262	22.5%
Other	5,305	5,859	(554)	(9.5)%
Total noninterest expenses	38,449	36,335	2,114	5.8%
Net income before tax expense	10,982	18,609	(7,627)	(41.0)%
Income tax expense	3,124	6,271	(3,147)	(50.2)%
Net income	$7,858	$12,338	$(4,480)	(36.3)%

Earnings per share – basic	$0.69	$1.06	$(0.37)
Earnings per share – diluted	$0.68	$1.06	$(0.38)

Weighted average shares:
Basic	11,424,171	11,598,502	(174,331)
Fully diluted	11,492,728	11,683,674	(190,946)

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended December 31, 2007 and 2006
	2007	2006	2007–2006 Change	2007–2006 % Change
(Dollars in thousands, except share and per share data)	(Unaudited)	(Audited)

Interest income:
Loans and loan fees	$20,835	$20,534	$301	1.5%
Investment securities	2,835	2,561	274	10.7%
Federal funds and other interest income	170	410	(240)	(58.5)%
Total interest income	23,840	23,505	335	1.4%
Interest expense:
Deposits	9,929	9,309	620	6.7%
Borrowings and repurchase agreements	2,942	2,589	353	13.6%
Total interest expense	12,871	11,898	973	8.2%
Net interest income	10,969	11,607	(638)	(5.5)%
Provision for loan losses	3,099	154	2,945	1912.3%
Net interest income after provision for loan losses	7,870	11,453	(3,583)	(31.3)%
Noninterest income:
Service charges and other fees	1,111	944	167	17.7%
Mortgage fees and revenues	347	577	(230)	(39.9)%
Net (loss) gain on sale of securities	(49)	60	(109)	(181.7)%
Bank owned life insurance	192	236	(44)	(18.6)%
Gain on early extinguishment of debt	–	276	(276)	(100.0)%
Other	575	355	220	62.0%
Total noninterest income	2,176	2,448	(272)	(11.1)%
Noninterest expense:
Salaries and employee benefits	4,579	4,852	(273)	(5.6)%
Occupancy	1,841	933	908	97.3%
Furniture and equipment	933	613	320	52.2%
Director fees	(145)	236	(381)	(161.4)%
Data processing	381	256	125	48.8%
Advertising	366	228	138	60.5%
Amortization of deposit premiums	298	342	(44)	(12.9)%
Professional fees	470	308	162	52.6%
Other	1,403	1,330	73	5.5%
Total noninterest expenses	10,126	9,098	1,028	11.3%
Net (loss) income before tax expense	(80)	4,803	(4,883)	(101.7)%
Income tax (benefit) expense	(125)	1,546	(1,671)	(108.1)%
Net income	$45	$3,257	$(3,212)	(98.6)%

Earnings per share – basic	$0.00	$0.28	$(0.28)
Earnings per share – diluted	$0.00	$0.28	$(0.28)

Weighted average shares:
Basic	11,251,525	11,535,931	(284,406)
Fully diluted	11,315,934	11,618,603	(302,669)